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                                                                   Exhibit 10.49


                        MEGAPATH NETWORKS INCORPORATED

                              SERIES D PREFERRED

                           STOCK PURCHASE AGREEMENT

                               DECEMBER __, 2000
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                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1.  Purchase and Sale of Stock.............................................   1
        1.1  Sale and Issuance of Series D Preferred Stock.................   1
        1.2  Closing.......................................................   1
        1.3  Subsequent Sales of Series D Preferred Stock..................   1

2.  Representations and Warranties of the Company 2
        2.1  Organization, Good Standing and Qualification.................   2
        2.2  Capitalization and Voting Rights..............................   2
        2.3  Subsidiaries..................................................   3
        2.4  Authorization.................................................   3
        2.5  Corporate Power...............................................   3
        2.6  Valid Issuance of Preferred and Common Stock..................   4
        2.7  Governmental Consents.........................................   4
        2.8  Litigation....................................................   4
        2.9  Patents and Trademarks........................................   4
        2.10  Compliance with Other Instruments............................   5
        2.11  Agreements; Action...........................................   5
        2.12  Related-Party Transactions...................................   5
        2.13  Financial Statements.........................................   6
        2.14  Permits......................................................   6
        2.15  Environmental and Safety Laws................................   6
        2.16  Disclosure...................................................   6
        2.17  Registration Rights..........................................   6
        2.18  Corporate Documents; Minute Books............................   7
        2.19  Property and Asset Leases....................................   7
        2.20  Insurance....................................................   7
        2.21  Employee Benefit Plans.......................................   7
        2.22  Labor Agreements and Actions.................................   7
        2.23  Section 83(b) Elections......................................   7
        2.24  Qualified Small Business Stock...............................   7
        2.25  Employee Vesting.............................................   8
        2.26  Proprietary Information Agreements...........................   8
        2.27 Asset Purchase Agreement......................................   8

3.  Representations and Warranties of the Investors........................   9
        3.1  Authorization.................................................   9
        3.2  Purchase Entirely for Own Account.............................   9
        3.3  Disclosure of Information.....................................   9
        3.4  Investment Experience.........................................   9
        3.5  Accredited Investor...........................................  10
        3.6  Restricted Securities.........................................  10
        3.7  Further Limitations on Disposition............................  10
        3.8  Legends.......................................................  11

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        3.9  Further Representations by Foreign Investors..................  11
        3.10  Tax Advisors.................................................  11
        3.11  Investor Counsel.............................................  11

4.  California Commissioner of Corporations................................  11
        4.1  Corporate Securities Law......................................  11

5.  Conditions of Investor's Obligations at Closing........................  12
        5.1  Representations and Warranties................................  12
        5.2  Performance...................................................  12
        5.3  Compliance Certificate........................................  12
        5.4  Qualifications................................................  12
        5.5  Proceedings and Documents.....................................  12
        5.6  Proprietary Information Agreements............................  12
        5.7  Opinion of Company Counsel....................................  12
        5.8  Investors' Rights Agreement...................................  12
        5.9  Co-Sale Agreements............................................  13
        5.10  Voting Agreement.............................................  13

6.  Conditions of the Company's Obligations at Closing.....................  13
        6.1  Representations and Warranties................................  13
        6.2  Payment of Purchase Price.....................................  13
        6.3  Qualifications................................................  13
        6.4  Investors' Rights Agreement...................................  13
        6.5  Co-Sale Agreements............................................  13
        6.6  Voting Agreement..............................................  13

7.  Miscellaneous..........................................................  14
        7.1  Survival......................................................  14
        7.2  Successors and Assigns........................................  14
        7.3  Governing Law.................................................  14
        7.4  Titles and Subtitles..........................................  14
        7.5  Notices.......................................................  14
        7.6  Finder's Fee..................................................  14
        7.7  Expenses......................................................  14
        7.8  Amendments and Waivers........................................  15
        7.9  Effect of Amendment or Waiver.................................  15
        7.10  Severability.................................................  15
        7.11  Aggregation of Stock.........................................  15
        7.12  Entire Agreement.............................................  15
        7.13  Waiver of Conflicts..........................................  15
        7.14  Counterparts.................................................  16

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SCHEDULE A  Schedule of Investors

SCHEDULE B  Schedule of Exceptions

EXHIBIT A   Amended and Restated Certificate of Incorporation

EXHIBIT B   Amended and Restated Investors' Rights Agreement

EXHIBIT C   Amended and Restated Co-Sale Agreement

EXHIBIT D   Amended and Restated Voting Agreement

EXHIBIT E   List of Common Stockholders

EXHIBIT F   Opinion of Counsel for the Company

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                      PREFERRED STOCK PURCHASE AGREEMENT

        THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made on the ___ day of December, 2000, by and among Megapath Networks Incorporated, a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors"). THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.      Purchase and Sale of Stock.

        1.1     Sale and Issuance of Series D Preferred Stock.

        (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").

        (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing or pursuant to Section
1.3 and the Company agrees to sell and issue to each Investor at the Closing or pursuant to Section 1.3, that number of shares of the Company's Series D Preferred Stock set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon.

        1.2 Closing. The purchase and sale of up to 8,000,000 shares of the Series D Preferred Stock shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025, at 10 A.M., on December ___, 2000 or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series D Preferred Stock sold pursuant to this Agreement mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Series D Preferred Stock that such Investor is purchasing against payment of the applicable purchase price therefor by check, wire transfer, cancellation of indebtedness or any combination thereof. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company. In addition, at the Closing the Company shall deliver to any Investor choosing to pay any part of the purchase price of the Series D Preferred Stock by cancellation of indebtedness, a check in the amount of any interest accrued on such indebtedness through the Closing.

        1.3 Subsequent Sales of Series D Preferred Stock. The Company may sell up to the balance of the number of shares of Series D Preferred Stock authorized to be sold pursuant to this Agreement and not sold at the Closing to such purchasers as it shall select, at a price not less than $2.50 per share, provided that each of the agreements for sales are executed not later than one hundred (120) days after the date hereof; provided, however, that if such sales are made to lenders, lessors or other providers of goods or services pursuant to agreements approved by the Board of Directors of the Company in transactions whose primary purpose is not to issue shares of the Company's capital stock, then such agreements for sale may be executed not later
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than one year after the date hereof; provided, further, that no such sale shall take place if the Board of Directors have approved a subsequent financing of preferred stock. Any such purchaser shall become a party to this Agreement and that certain Amended and Restated Investors' Rights Agreement dated as of the date hereof, the form of which is attached hereto as Exhibit B (the "Investors' Rights Agreement"), that certain Amended and Restated Co-Sale Agreement dated as of the date hereof, the form of which is attached as Exhibit C (the "Co-Sale Agreement") and that certain Amended and Restated Voting Agreement dated as of the date hereof, the form of which is attached as Exhibit D (the "Voting Agreement"), and shall have the rights and obligations hereunder and thereunder, unless such purchaser enters into a Series D Preferred Stock purchase agreement that provides otherwise.

        2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished each Investor and special counsel for the Investors prior to execution hereof and attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

        2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

        2.2 Capitalization and Voting Rights. The authorized capital of the Company consists of:

        (a) Preferred Stock. Nineteen Million Eight Hundred Sixty Four Thousand Seven Hundred Fifty (19,864,750) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), 2,100,000 of which shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), all of which are issued and outstanding, 750,000 of which shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), all of which are issued and outstanding, 7,270,000 of which shares have been designated Series C Preferred Stock (the "Series C Preferred Stock"), of which 7,223,416 are issued and outstanding, 1,344,750 of which shares have been designated Series P Preferred Stock (the "Series P Preferred Stock"), of which 250,000 are issued and outstanding, and 8,400,000 of which shares have been designated Series D Preferred Stock (the "Series D Preferred Stock"), and up to 8,000,000 of which will be sold pursuant to this Agreement.

        (b) Common Stock. Thirty Five Million (35,000,000) shares of common stock, par value $0.001("Common Stock"), of which Nine Million Four Hundred Four Thousand Eight Hundred (9,404,800) shares are issued and outstanding.

        (c) The outstanding shares of Common Stock are owned by the stockholders and in the numbers specified in Exhibit E hereto.

        (d) The outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series P Preferred Stock and Common Stock are all duly and validly

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authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

        (e) Except for (i) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series P Preferred Stock and Series D Preferred Stock to be issued under this Agreement,
(ii) the rights provided in Section 2.4 of the Investors' Rights Agreement,
(iii) currently outstanding options to purchase 2,157,200 shares of Common Stock granted to employees, directors, consultants and other providers of goods and services pursuant to the Company's 1999 Stock Option/Stock Purchase Plan and 1,259,500 shares of Common Stock granted to employees, directors, consultants and other providers of goods and services pursuant to the Company's 2000 Stock Plan (the "Stock Plan"), (iv) currently outstanding warrants to purchase 37,500 shares of Series C Preferred Stock and (v) currently outstanding warrants which provide for the purchase of either 37,500 shares of Series C Preferred Stock prior to the Closing, or 40,909 shares of Series D Preferred Stock subsequent to the Closing, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 878,500 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Stock Plan. As of the date hereof, shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series P Preferred Stock are each convertible into shares of Common Stock on a one-to-one basis. Assuming the issuance of 3,800,000 shares of Series D Preferred Stock at a purchase price of $2.50 per share, the Series C Preferred Stock will become convertible into approximately 1.023 shares of Common Stock for every share of Series C Preferred Stock. No adjustment to the conversion rate of the Series A Preferred Stock, Series B Preferred Stock or Series P Preferred Stock into Common Stock will occur upon the consummation of the transactions contemplated by this Agreement. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company, except pursuant to the Voting Agreement.

        2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

        2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement, the Voting Agreement, and the Co-Sale Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Series D Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series D Preferred Stock has been taken or will be taken prior to the Closing. This Agreement, the Investors' Rights Agreement, the Voting Agreement, and the Co-Sale Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other

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equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        2.5 Corporate Power. The Company will have at the Closing all requisite legal and corporate power and authority to execute and deliver this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Voting Agreement, to sell and issue the Series D Preferred Stock hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Voting Agreement.

        2.6 Valid Issuance of Preferred and Common Stock. The Series D Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, and the Voting Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series D Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, and the Voting Agreement and under applicable state and federal securities laws.

        2.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

        2.8 Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

        2.9 Patents and Trademarks. To its knowledge (but without having conducted any special investigation or patent search), the Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and the

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Company has not received any notice of infringement upon or conflict with the asserted rights of others. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the development, manufacture and sale of its products. To its knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company.

        2.10 Compliance with Other Instruments. The Company is not in violation in any material respect of any provision of its Restated Certificate or Bylaws nor, to its knowledge, in any material respect of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

        2.11 Agreements; Action. (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

        (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company, in excess of $75,000, other than obligations of, or payments to, the Company arising from vendor, supplier or customer agreements entered into in the ordinary course of business, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses arising from the purchase of "off the shelf" or other standard products.

        (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $75,000 or, in the case of indebtedness and/or liabilities individually less than $75,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

        (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

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        2.12    Related-Party Transactions.  No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

        2.13 Financial Statements. The Company has made available to each Investor its audited financial statements (balance sheet and statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1999 and for the fiscal year then ended and its unaudited financial statements (balance sheet and income statement) as at the 10 month period ended October 31, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the date, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to October 31, 2000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

        2.14 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

        2.15 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        2.16 Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series D Preferred Stock. To the best of its knowledge, neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection

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herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

        2.17 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

        2.18 Corporate Documents; Minute Books. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the forms of which amendments have been approved by the Investors), the Restated Certificate and Bylaws of the Company are in the form previously provided to special counsel for the Investors. The minute books of the Company provided to the Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

        2.19 Property and Asset Leases. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

        2.20 Insurance. The Company has fire and casualty insurance policies with such coverages in amounts (subject to reasonable deductibles) customary for companies similarly situated.

        2.21 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

        2.22 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

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        2.23    Section 83(b) Elections.  All individuals who have purchased unvested shares of the Company's Common Stock have timely filed elections under
Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

        2.24 Qualified Small Business Stock. As of and immediately following the date hereof, the Company meets all of the requirements for qualification as a "qualified small business " set forth in Section 1202(d) of the Code, including without limitation the following: (i) the Company will be a domestic C corporation and (ii) the Company's (and any predecessor's) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between inception through the date hereof, have exceeded $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3). In addition, the Company has not made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one year period preceding the date hereof. Finally, as of the date hereof, the Company is an eligible corporation, as defined by Code Section 1202 (e) (4). The Company shall use its best efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code and any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would constitute a "significant redemption" within the meaning of Section 1202(c)(3)(B) of the Code with respect to the Series D Preferred Stock being purchased hereunder. In addition, within ten days after an Investor's written request therefor, the Company shall deliver to such Investor a written statement indicating whether such Investor's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code.

        2.25 Employee Vesting. Stock options granted by the Company to its employees, officers, directors, and consultants under its stock option plan have been subject to a four year vesting schedule, with 25% of the options vesting on the first anniversary of the commencement of service with the Company and the remaining shares subject to vesting in equal monthly installments for the 36 months thereafter.

        2.26 Proprietary Information Agreements. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form provided to special counsel to the Investors. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof.

        2.27 Asset Purchase Agreement. The Company possessed all requisite legal and corporate power and authority to execute and deliver the Asset Purchase Agreement by and between the Company, PhoenixDSL Services Company and Phoenix Networks Corp., dated October 25, 2000, (the "Asset Purchase Agreement") and all ancillary agreements thereto, to consummate each of the transactions contemplated by the Asset Purchase Agreement and to carry out and perform each of its obligations under the terms of the Asset Purchase Agreement. The Asset Purchase Agreement, the ancillary agreements thereto and the transactions contemplated thereby were duly authorized by all necessary corporate action on the part of the Company and the Asset Purchase Agreement and the ancillary agreements thereto were duly executed and delivered by the Company. The Asset Purchase Agreement, the ancillary agreements thereto and the transactions contemplated thereby were duly authorized by all necessary corporate action on the part of PhoenixDSL Services Company and the Asset Purchase Agreement and the ancillary agreements thereto were duly executed and delivered by PhoenixDSL Services Company. PhoenixDSL Services Company has lawfully succeeded to all of the assets contemplated to be acquired by PhoenixDSL Services Company under the terms of the Asset Purchase Agreement, subject to Section 1.3 of the Asset Purchase Agreement. The Company is not liable for any liabilities of PhoenixDSL Services Company or Phoenix Networks Corp. whether arising prior to or following the consummation of the transactions contemplated by the Asset Purchase Agreement, except for any liabilities that the Company expressly assumed as explicitly provided within the provisions of the Asset Purchase Agreement. The consummation by the Company and by PhoenixDSL Services Company of the transactions contemplated by the Asset Purchase Agreement and the ancillary agreements thereto did not conflict with, violate or breach (or constitute any action that with notice, passage of time or other condition precedent would conflict with, violate or breach) any contract, agreement, or other binding legal arrangement, or any statute, order or regulation, binding upon the Company or PhoenixDSL Services Company or their respective assets, other than any such conflict, violation or breach that (1) has been duly waived by the appropriate legal party or (2) would not have a material adverse effect upon the condition, (financial or otherwise) properties, assets, (including intangible assets) liabilities, business, operations or results of operations of either the Company of PhoenixDSL Services Company, when taken as a whole.

        3. Representations and Warranties of the Investors. Each Investor hereby represents, warrants and covenants that:

        3.1 Authorization. Such Investor has full power and authority to enter into this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Voting Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

        3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series D Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

        3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series D Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

        3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Preferred Stock. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series D Preferred Stock.

        3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

        3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Act, the Series D Preferred Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

        3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investors' Rights Agreement, and:

        (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

        (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

        (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

        3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

        (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

        (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

        3.9 Further Representations by Foreign Investors. If an Investor is not a United States person, such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor's subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

        3.10 Tax Advisors. Such Investor has reviewed with such Investor's own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

        3.11 Investor Counsel. Such Investor acknowledges that such Investor has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with such Investor's own legal counsel. Each such Investor is relying solely on such Investor's legal counsel and not on any statements or representations of the Company or any of the Company's agents, including Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

        4.      California Commissioner of Corporations.

        4.1 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE

COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        5. Conditions of Investor's Obligations at Closing'. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto, except that sections 5.1, 5.3 and 5.7 need not be fulfilled for subsequent sales of the Series D Preferred Stock:

        5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

        5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        5.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

        5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

        5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

        5.6 Proprietary Information Agreements. Each employee of and consultant to the Company shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to special counsel for the Investors.

        5.7 Opinion of Company Counsel. Each Investor shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit F.

        5.8 Investors' Rights Agreement'. The Company, each Investor, and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series A

Preferred Stock, Series B Preferred Stock and Series C Preferred Stock currently outstanding shall have entered into the Investors' Rights Agreement in the form attached as Exhibit B.

        5.9 Co-Sale Agreements. The Company, each Investor, Harry Taxin, Gary Thomas, Sean Crandall and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock currently outstanding shall have entered into a Co-Sale Agreement in the form attached hereto as Exhibit C.

        5.10 Voting Agreement. The Company, each Investor, the holders of a majority of the shares of the capital stock of the of the Company as held by the Founders (as such term is defined in the June 1, 2000 Voting Agreement), and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock currently outstanding shall have entered into a Voting Agreement in the form attached hereto as Exhibit D.

        6. Conditions of the Company's Obligations at Closing'. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

        6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

        6.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.2, and Investors shall collectively have acquired and paid for at the Closing at least Three Million (3,000,000) shares of Series D Preferred Stock hereunder.

        6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

        6.4 Investors' Rights Agreement'. The Company, each Investor, and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock currently outstanding shall each have entered into the Investors' Rights Agreement in the form attached as Exhibit B.

        6.5 Co-Sale Agreements. The Company, each Investor, Harry Taxin, Gary Thomas, Sean Crandall and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock currently outstanding shall have entered into a Co-Sale Agreement in the form attached hereto as Exhibit C.

        6.6 Voting Agreement. The Company, each Investor, the holders of a majority of the shares of the capital stock of the of the Company as held by the Founders (as such term is defined in the June 1, 2000 Voting Agreement), and the holders of a majority of the

Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock currently outstanding shall have entered into a Voting Agreement in the form attached hereto as Exhibit D.

        7.      Miscellaneous.

        7.1 Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

        7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        7.5 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one
(1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to a Purchaser, at such Purchaser's address as set forth on Exhibit A, and (ii) if to the Company, at the address of its principal corporate offices (attention: Secretary), or at such other address as a party may designate by ten days' advance written notice to the other party pursuant to the provisions above.

        7.6 Finder's Fee'. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        7.7 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees and expenses of a single special counsel for all Investors, not to exceed $20,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, the Voting Agreement, the Co-Sale Agreement, or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        7.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock that is issued or issuable upon conversion of the Series D Preferred Stock sold pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

        7.9 Effect of Amendment or Waiver. Each Investor acknowledges that by the operation of Section 8.8 hereof the holders of a majority of the Common Stock to the public that is issued or issuable upon conversion of the Series D Preferred Stock sold pursuant to this Agreement will have the power to diminish or eliminate all rights of such Investor under this Agreement.

        7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        7.11 Aggregation of Stock. All shares of the Series D Preferred Stock or Common Stock issued or issuable upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. In this regard, all entities or persons who are so affiliated may at their election designate by written notice to the Company one agent authorized to take all actions on behalf of the entire affiliated group with respect to all rights under this agreement.

        7.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

        7.13 Waiver of Conflicts. Each party to this Agreement acknowledges that Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, has in the past and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including, without limitation, the representation of such Investors in venture capital financings. Accordingly, each party to this

Agreement hereby (i) acknowledges that they have had an opportunity to ask for information relevant to this disclosure, (ii) acknowledges that Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction, and (iii) gives its informed consent to the representation by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP of certain of the Investors in such unrelated matters and the representation by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP of the Company in connection with this Agreement and the transactions contemplated hereby.

        7.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                MEGAPATH NETWORKS INCORPORATED


                                By:_____________________________________________
                                   Name:  Harry M. Taxin
                                   Title:  President & CEO

                      Address:  6689 Owens Drive
                                Pleasanton, CA 94588





                             Signature Page To The
                        MegaPath Networks Incorporated
                  Series D Preferred Stock Purchase Agreement

                                RHYTHMS NETCONNECTIONS, INC.


                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

                      Address:  ________________________________________________
                                ________________________________________________





                             Signature Page To The
                        MegaPath Networks Incorporated
                  Series D Preferred Stock Purchase Agreement

                                NETOPIA, INC.


                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

                      Address:  ________________________________________________
                                ________________________________________________





                             Signature Page To The
                        MegaPath Networks Incorporated
                  Series D Preferred Stock Purchase Agreement

                                U.S. VENTURE PARTNERS VII, L.P.
                                2180 ASSOCIATES FUND VII, L.P.
                                USVP ENTREPRENEUR PARTNERS VII-A, L.P.
                                USVP ENTREPRENEUR PARTNERS VII-B, L.P.

                                By:  Presidio Management Group
                                Its:  General Partner

                                By:_____________________________________________
                                Name:  Michael P. Maher
                                Its:  Attorney-In-Fact

                      Address:  2180 Sand Hill Road, Suite 300
                                Menlo Park, CA  94025




                             Signature Page To The
                        MegaPath Networks Incorporated
                  Series D Preferred Stock Purchase Agreement

                              TRIDENT CAPITAL FUND-IV, L.P.


                              By:  Trident Capital Management-IV, L.L.C.
                              Its:  General Partner

                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

                      Address:  ________________________________________________
                                ________________________________________________




                                TRIDENT CAPITAL FUND-IV AFFILIATES FUND, L.P.


                                By:  Trident Capital Management-IV, L.L.C.
                                Its:  General Partner

                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

                      Address:  ________________________________________________
                                ________________________________________________



                                TRIDENT CAPITAL FUND-IV AFFILIATES FUND (Q),
                                L.P.


                                By:  Trident Capital Management-IV, L.L.C.
                                Its:  General Partner

                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

                      Address:  ________________________________________________
                                ________________________________________________





                             Signature Page To The
                        MegaPath Networks Incorporated
                  Series D Preferred Stock Purchase Agreement

                                TRIDENT CAPITAL FUND-IV PRINCIPALS FUND, L.P.


                                By:  Trident Capital Management-IV, L.L.C.
                                Its:  General Partner

                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

                      Address:  ________________________________________________
                                ________________________________________________





                             Signature Page To The
                        MegaPath Networks Incorporated
                  Series D Preferred Stock Purchase Agreement

                                INVESTORS:
                                ---------


                                ________________________________________________

                                By:_____________________________________________
                                Its:____________________________________________

                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

                      Address:  ________________________________________________
                                ________________________________________________





                             Signature Page To The
                        MegaPath Networks Incorporated
                  Series D Preferred Stock Purchase Agreement